Exhibit 99.2

COMSTOCK RESOURCES, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Introduction

Following are the unaudited pro forma combined financial statements and accompanying notes as of and for the three months ended March 31, 2019 and for the year ended December 31, 2018, which have been prepared by the management of Comstock Resources, Inc. ("Comstock" or the "Company") and are derived from, and should be read in conjunction with, (a) the Company’s audited consolidated financial statements as of and for the year ended December 31, 2018 included in the Company’s Annual Report on Form 10-K; (b) the Company’s unaudited consolidated financial statements as of and for the three months ended March 31, 2019 included in the Company’s Quarterly Report on Form 10-Q for the period then ended; (c) the audited consolidated financial statements of Covey Park Energy LLC (“Covey Park”) for the year ended December 31, 2018 included herein as Exhibit 99.3; and (d) the unaudited consolidated financial statements of Covey Park as of and for the three months ended March 31, 2019, which are included herein as Exhibit 99.3. Certain of Covey Park’s historical amounts have been reclassified to conform to the Company’s financial statement presentation. The unaudited pro forma balance sheet as of March 31, 2019 gives effect to the Merger and related transactions as if these transactions had been completed on March 31, 2019. The unaudited pro forma combined statements of operations for the year ended December 31, 2018 and the three months ended March 31, 2019 give effect to the Merger and related transactions as if these transactions had been completed on January 1, 2018.

On July 16, 2019, Covey Park merged with and into the Company with the Company as the surviving entity. The unaudited pro forma combined financial information presented gives effect to the merger transactions contained in the Merger Agreement, as amended, and the related financing transactions, including the issuance of additional shares of common stock, the issuance of preferred stock and additional borrowings under a new bank credit facility.

The pro forma financial statements have been prepared in accordance with SEC Article 11 of Regulation S-X. In addition, the acquisition method of accounting was used per ASC 805, Business Combinations, with the Company treated as the acquirer. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measure. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial statements, and are subject to revision based on a final determination of fair value as of the date of acquisition. Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position.

The pro forma financial statements do not purport to represent the financial position or results of operations of Comstock which would have occurred had the Merger been consummated on the dates indicated or the Company’s financial position or results of operations for any future date or period. The pro forma statements of operations are not necessarily indicative of the Company’s operations going forward.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

PRO FORMA COMBINED BALANCE SHEET

(Unaudited)

AS OF MARCH 31, 2019

(In thousands)

	Comstock	Covey Park	Total Pro Forma Adjustments		As Adjusted
ASSETS
Cash and Cash Equivalents	$29,324	$—	$—		$29,324
Accounts Receivable:
Oil and gas sales	76,772	90,579	—		167,351
Joint interest operations	9,231	27,407	—		36,638
Derivative Financial Instruments	2,356	21,144	—		23,500
Income Taxes Receivable	10,218	—	—		10,218
Other Current Assets	6,222	7,144	—		13,366
Total current assets	134,123	146,274	—		280,397

Property and Equipment:
Oil and gas properties, successful efforts method:
Proved	1,777,325	2,459,983	259,030	(a)
			(511,974	)(a)	3,984,364
Unproved	188,801	37,490	(37,490	)(a)	188,801
Other	4,449	9,724	(775	)(a)
			(5,480	)(a)	7,918
Accumulated depreciation, depletion and amortization	(248,017)	(517,454)	517,454	(a)	(248,017)
Net property and equipment	1,722,558	1,989,743	220,765		3,933,066

Goodwill	350,214	—	—		350,214
Derivative Financial Instruments	—	20,989	—		20,989
Income Taxes Receivable	10,218	—	—		10,218
Other Assets	4,775	76	—		4,851
	$2,221,888	$2,157,082	$220,765		$4,599,735

LIABILITIES AND STOCKHOLDERS’ EQUITY
Derivative Financial Instruments	$—	$15,207	$—		$15,207
Accounts Payable and Accrued Expenses	196,079	176,231	(522	)(a)
			35,340	(c)	407,128
Operating Leases	2,007	—	—		2,007
Total current liabilities	198,086	191,438	34,818		424,342
Long-term Debt	1,265,847	984,247	(38,122	)(a)
			379,436	(b)	2,591,408
Deferred Income Taxes	166,152	988	(988	)(a)	166,152
Derivative Financial Instruments	—	3,681	—		3,681
Other Non-current Liabilities	2,766	849	1,097	(a)	4,712
Reserve for Future Abandonment Costs	5,243	32,003	(23,876	)(a)	13,370
Total liabilities	1,638,094	1,213,206	352,365		3,203,665

Mezzanine Equity:
8% Series A Preferred Units, net of issuance costs	—	149,244	(149,244	)(b)	—
Member and Stockholders’ Equity (Deficit):
10% Convertible Preferred Stock	—	—	385,000	(b)	385,000
Member Equity—Covey Park	—	794,632	283,176	(a)
			(1,077,808	)(b)	—
Common stock	52,934	—	39,417	(b)	92,351
Additional paid-in capital	453,163	—	428,391	(b)	881,554
Accumulated earnings	77,697	—	(35,340	)(c)
			(5,192	)(b)	37,165
Total member / stockholders’ equity	583,794	794,632	17,644		1,396,070
	$2,221,888	$2,157,082	$220,765		$4,599,735

See accompanying notes to unaudited pro forma

combined financial statements.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

PRO FORMA COMBINED STATEMENT OF OPERATIONS

(Unaudited)

FOR THE YEAR ENDED DECEMBER 31, 2018

(In thousands, except per share data)

	Predecessor Comstock	Jones Adjustments		Successor Comstock	Combined Comstock	Covey Park	Adjustments		As Adjusted
Revenues:
Natural gas sales	$147,897	$11,087	(d)	$144,236	$303,220	$614,574	$10,139	(h)	$927,933
Oil sales	18,733	140,166	(d)	79,385	238,284	2,350	18	(h)	240,652
Total oil and gas sales	166,630	151,253		223,621	541,504	616,924	10,157	(h)	1,168,585
Operating expenses:
Production taxes	3,659	14,327	(d)	11,155	29,141	10,554	552	(h)	40,247
Gathering and transportation	11,841	—		10,511	22,352	69,871	2,864	(h)	95,087
Lease operating	21,139	14,936	(d)	20,736	56,811	56,495	269	(h)	113,575
Exploration	—	—		—	—	6,537	—		6,537
Depreciation, depletion and amortization	68,032	46,382	(d)	53,944	168,358	202,615	753	(h)
							(67,620	)(i)	304,106
General and administrative	15,382	—		11,399	26,781	33,906	—		60,687
Loss (gain) on sale of oil and gas properties	35,438	—		(155)	35,283	—	—		35,283
Total operating expenses	155,491	75,645		107,590	338,726	379,978	(63,182)		655,522
Operating income	11,139	75,608		116,031	202,778	236,946	73,339		513,063
Other income (expenses):
Gain (loss) from derivative financial instruments	881	—		10,465	11,346	(56,688)	—		(45,342)
Other income	677	—		173	850	332	—		1,182
Transaction costs	(3,183)	3,183	(e)	—	—	—	—		—
Interest expense	(101,203)	35,611	(e)	(43,603)	(109,195)	(60,968)	(422	)(h)
							(24,447	)(j)	(195,032)
Total other income (expenses)	(102,828)	38,794		(32,965)	(96,999)	(117,324)	(24,869)		(239,192)
Income (loss) before income taxes	(91,689)	114,402	(f)	83,066	105,779	119,622	48,470		273,871
Provision for income taxes	(1,065)	(5,813)		(18,944)	(25,822)	(122)	(40,892	)(k)	(66,836)
Net income (loss)	(92,754)	108,589		64,122	79,957	119,500	7,578		207,035
Preferred dividends and accretion on	—	—		—	—	(34,192)	34,192	(j)
Preferred Units/Shares							(38,500	)(j)	(38,500)
Net income (loss) available to member equity / common stockholders	$(92,754)	$108,589		$64,122	$79,957	$85,308	$3,270		$168,535
Net income (loss) per common share—
Basic	$(6.08)			$0.61	$0.76				$0.91
Diluted	$(6.08)			$0.61	$0.76				$0.74
Weighted average common shares outstanding—
Basic	15,262	88,571	(g)	105,453	105,453		78,833	(l)	184,286
Diluted	15,262	88,571	(g)	105,459	105,459		175,083	(l)	280,542

See accompanying notes to unaudited pro forma

combined financial statements.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

PRO FORMA COMBINED STATEMENT OF OPERATIONS

(Unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2019

(In thousands, except per share data)

	Comstock	Covey Park	Total Pro Forma Adjustments		As Adjusted
Revenues:
Natural gas sales	$90,132	$184,479	$3,437	(h)	$278,048
Oil sales	36,749	503	3	(h)	37,255
Total oil and gas sales	126,881	184,982	3,440		315,303

Operating expenses:
Production taxes	5,939	4,705	219	(h)	10,863
Gathering and transportation	7,430	17,794	1,002	(h)	26,226
Lease operating	14,885	15,330	142	(h)	30,357
Exploration	—	3,751	—		3,751
Depreciation, depletion and amortization	37,590	68,154	448	(h)
			(23,788	)(i)	82,404
General and administrative	7,814	8,037	—		15,851
Gain on sale of oil and gas properties	(1)	—	—		(1)
Total operating expenses	73,657	117,771	(21,977)		169,451
Operating income	53,224	67,211	25,417		145,852

Other income (expenses):
Loss from derivative financial instruments	(7,657)	(3,547)	—		(11,204)
Other income	93	47	—		140
Interest expense	(27,851)	(17,215)	(282	)(h)
			(6,181	)(j)	(51,529)
Total other income (expenses)	(35,415)	(20,715)	(6,463)		(62,593)
Income before income taxes	17,809	46,496	18,954		83,259
Provision for income taxes	(4,234)	(19)	(15,951	)(k)	(20,204)
Net income	13,575	46,477	3,003		63,055
Preferred dividends and accretion on Preferred Units/Shares	—	(4,943)	4,943	(j)
			(9,625	)(j)	(9,625)
Net income (loss) available to member equity / common stockholders	$13,575	$41,534	$(1,679)		$53,430
Net income per common share—
Basic	$0.13				$0.29
Diluted	$0.13				$0.22
Weighted average common shares outstanding—
Basic	105,457		78,833	(l)	184,290
Diluted	105,457		175,083	(l)	280,540

See accompanying notes to unaudited pro forma

combined financial statements

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) Introduction and Basis of Presentation

On July 16, 2019, Covey Park merged with and into the Company with the Company being the surviving entity (the “Merger”).  The Company also entered into a new five year revolving credit facility. The new credit facility is subject to a borrowing base, which is initially $1,575.0 million and shall be re-determined on a semi-annual basis and upon the occurrence of certain other events. The Company elected to set the committed borrowing base at $1,500.0 million.   Indebtedness under the new credit facility is secured by substantially all of the assets of the Company and its subsidiaries. Borrowings under the new credit facility bear interest at the Company’s option, at either LIBOR plus 1.75% to 2.75% or a base rate plus 0.75% to 1.75%, in each case depending on the utilization of the borrowing base. The Company will also pay a commitment fee of 0.375% to 0.5% on the unused borrowing base.

In connection with the Merger, the Company issued $175.0 million of new Series A Preferred Stock and $210.0 million of new Series B Preferred Stock (collectively, the "Preferred Stock").  Holders of the Preferred Stock are entitled to receive quarterly dividends at a rate of 10% per annum, which are paid in arrears. The conversion price of the Preferred Stock is $4.00 per share of Common Stock, subject to adjustment pursuant to customary anti-dilution provisions. At any time after July 16, 2020, each holder may convert any or all shares of Preferred Stock into shares of Common Stock at the then prevailing Conversion Rate. Holders may receive cash in lieu of fractional shares.  The Company has the right to redeem the preferred stock at any time at face value plus accrued dividends.

The Company, as the accounting acquirer, will record the transactions as the acquisition of Covey Park. Covey Park’s historical capital accounts and retained earnings will be recognized at the fair value of its assets and liabilities upon closing of the Merger Agreement.

The unaudited pro forma combined balance sheet was prepared assuming that the Merger had occurred on March 31, 2019. The unaudited pro forma combined statements of operations for the year ended December 31, 2018 and for the three months ended March 31, 2019 were prepared assuming the Merger had occurred on January 1, 2018.

Transaction-related costs (i.e., advisory, legal, accounting, valuation, other professional or consulting fees) and certain transaction related restructuring charges are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred and the services received. Accordingly, none of the costs are reflected in the accompanying pro forma unaudited combined financial statements. Costs incurred associated with the issuance of Common Stock and Preferred Stock as partial consideration in the Merger are expected to be immaterial and will be accounted for as a reduction of additional paid in capital.

On August 14, 2018, the Principal Stockholders contributed certain oil and gas properties in North Dakota and Montana (the “Bakken Shale Properties”) in exchange for 88,571,429 newly issued shares of Common Stock representing approximately 84% of the Company’s outstanding Common Stock (the “Jones Contribution”). The Principal Stockholders are wholly owned and controlled by Dallas businessman Jerry Jones and his children (collectively, the “Jones Group”).

The Company assessed the Bakken Shale Properties to determine whether they met the definition of a business under US generally accepted accounting principles, determining that they did not meet the definition of a business. As a result, the Jones Contribution was not accounted for as a business combination. Upon the issuance of the shares of Comstock Common Stock, the Jones Group obtained control over Comstock through their ownership of the Jones Partnerships. Through the Jones Partnerships, the Jones Group owns a majority of the voting common stock as well as the ability to control the composition of the majority of the Board of Comstock. As a result of the change of control that occurred upon the issuance of the common stock, the Jones Group controls Comstock and, thereby, continues to control the Bakken Shale Properties. Accordingly, the basis of the Bakken Shale Properties recognized by Comstock is the historical basis of the Jones Group. The change in control of Comstock resulted in a new basis for Comstock as the Company elected to apply pushdown accounting pursuant to ASC 805, Business Combinations. The new basis was pushed down to Comstock for financial reporting purposes, resulting in Comstock’s assets, liabilities and equity accounts being recognized at fair value upon the closing of the Jones Contribution.

References to “Successor” or “Successor Company” relate to the financial position and results of operations of the Company subsequent to August 13, 2018. Reference to “Predecessor” or “Predecessor Company” relate to the results of operations of the Company prior to August 14, 2018. The Consolidated Statement of Operations for the year ended December 31, 2018 is presented on a combined basis to include the operating results of the Predecessor, the results of the Bakken Shale Properties for the period January 1, 2018 through August 13, 2018, pro forma adjustments related to the Jones Contribution, and the operating results of the Successor which when

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

combined represent the pro forma presentation full year of combined results for the Company. The results of Covey Park and the pro forma adjustments related to the transactions pursuant to the Merger Agreement are further included in arriving at the fully combined pro forma statement of operations results for the year ended December 31, 2018.

Certain reclassifications have been made to conform the presentation of Covey Park’s results with the historical financial statement classifications of the Company.

(2) Unaudited Pro Forma Balance Sheet

In preparing these pro forma financial statements, the fair value of Covey Park is being estimated based upon the estimated fair market value of the shares of Common Stock that are being issued, the estimated fair value of the Preferred Stock that is being issued, and the additional cash borrowings anticipated from the Company’s new bank credit agreement. Estimates of fair value are based on management’s preliminary valuation estimates. These valuations will be finalized at closing, and as a result the final fair values may differ, possibly materially, from those being presented in the accompanying unaudited pro forma financial statements. The final value of Covey Park will be determined based upon the then fair value of the Common Stock, the Preferred Stock and the cash borrowings on the closing date of the transaction. As a result, the final fair value of Covey Park will differ, possibly materially, from the current estimates. A change in the price of Common Stock of $1.00 per share would affect the purchase consideration by approximately $28.8 million.

The fair value of the purchase consideration and of Covey Park’s assets and liabilities as of March 31, 2019 is estimated as follows:

(In thousands)
Consideration:
Fair Value of Comstock common stock to be issued	$167,808
Fair Value of Comstock convertible preferred stock to be issued	210,000
Cash	700,000
Total Fair Value of Consideration	$1,077,808
Fair Value of Liabilities Assumed—
Current Liabilities	$190,916
Long-Term Debt	946,125
Other Non-current Liabilities	5,627
Reserve for Future Abandonment Costs	8,127
Net Liabilities Assumed	1,150,795
Convertible Preferred Units Assumed(1)	149,244
Fair Value of Assets Acquired—
Current Assets	146,274
Oil and Gas Properties	2,207,039
Other Property & Equipment	3,469
Derivative Financial Instruments	20,989
Other Assets	76
Total Assets	2,377,847
Net Assets Acquired	$1,077,808

(1)	Upon completion of the Merger, these units were redeemed for cash.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Covey Park is organized as a limited liability company and has been treated as a flow-through entity for federal and state income tax purposes other than in Texas, where Covey Park has provided for the Texas margin tax which is an entity-level tax. As a result, the net taxable income of the Covey Park operating results and any related tax credits were passed through to its members and were included in their tax returns even though such net taxable income or tax credits may not have actually been distributed. Accordingly, no federal tax provision has been recorded in the financial statements of Covey Park.

These unaudited pro forma combined financial statements have been prepared to reflect the merger of Covey Park into the Company in exchange for cash and common and preferred stock of the Company. The Company is a corporation, which is treated as a taxable C corporation and thus is subject to federal and state income taxes. Accordingly, a pro forma income tax provision has been disclosed as if Covey Park was organized as a taxable corporation for the most recent period presented. For Covey Park, pro forma tax expense was computed using a 24.4% blended corporate level federal and state tax rate. If Covey Park had effected a change in tax status on March 31, 2019, no adjustment would have been recognized related to the tax basis of its long-lived assets being different from its book basis in those assets due to the amount of cash and other property treated as proceeds, or boot, in the transaction.

(3) Pro Forma Adjustments

Adjustments to the unaudited pro forma combined financial statements are as follows:

The accompanying unaudited pro forma balance sheet as of March 31, 2019 reflects the following adjustments:

(a)	To record the adjustment to fair value of the Covey Park assets and liabilities based upon the consideration to be paid.
(b)

To record the Merger and related financing transactions, including the issuance of 78,833,000 shares of common stock, the issuance of $210.0 million of Series A convertible preferred stock, the issuance of $175.0 million of Series B convertible preferred stock, the redemption of the Covey Park preferred units and cash borrowings related thereto. Also includes the capitalization of the debt offering costs associated with the Company’s new bank credit facility and the write-off of the unamortized deferred costs associated with its existing bank credit facility. The value of Common Stock was estimated based upon a value of $5.82 per share as of July 16, 2019. Minimal out-of-pocket costs expected to be incurred associated with the issuance of Common Stock and the new convertible Preferred Stock.

(c)	To record estimated costs attributable to the Merger. Such costs are reflected in the pro forma balance sheet only as an increase in accrued expenses and will be expensed as incurred.

The accompanying unaudited pro forma statements of operations for the year ended December 31, 2018 reflect the following adjustments for the Comstock combined results:

(d)

To record revenues and operating costs, including depletion, depreciation, and amortization expense for the Bakken Shale Properties for the period January 1, 2018 through August 13, 2018. These properties were owned by the Principal Stockholders prior to their contribution to the Company on August 14, 2018 in exchange for 88,571,429 newly issued shares of Common Stock.

(e)

Reflects reversal of transaction costs incurred during the Predecessor period and recognition of the change in interest expense for the Predecessor period due to the debt refinancing that occurred as a part of the Jones Contribution.

(f)	To record income taxes for the combined operations of Comstock and the Bakken Shale Properties during the Predecessor period.

(g)	To adjust basic and diluted shares outstanding to give effect to the share issuance pursuant to the Jones Contribution.

The accompanying unaudited pro forma statements of operations for the year ended December 31, 2018 and for the three months ended March 31, 2019 reflect the following adjustments:

(h)

To record revenues, operating costs including depletion, depreciation, and amortization expense, and interest expense for the oil and gas properties acquired by Covey Park in its Thunderbird acquisition that closed on March 5, 2019. The production volumes added through this pro forma adjustment were 1,023 MMcf and 2,883 MMcf of natural gas for the three months ended March 31, 2019 and the year ended December 31, 2018, respectively.

(i)

Reflects the elimination of Covey Park’s historical depreciation, depletion and amortization (“DD&A”) expense offset by the impact of DD&A expense calculated using Comstock’s depletion rate as adjusted for the Merger, which was calculated in accordance with the successful efforts method of accounting.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(j)	Reflects the change in interest expense and dividends on preferred stock associated with the Merger.
(k)	To record income taxes for the combined operations of Comstock and Covey Park.
(l)

To adjust basic and diluted shares outstanding to give effect to the Share Issuance pursuant to the Merger. Diluted shares include the dilutive effect of the convertible preferred stock using the if-converted method.

(4) Pro Forma Oil and Natural Gas Information

The following combined reserve information is not necessarily indicative of the results that might have occurred had the Merger taken place on January 1, 2018 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors.”

Presentation of the changes in quantities of oil and natural gas reserves, and the standardized measure of oil and gas reserves include the results of the Predecessor period January 1, 2018 through August 13, 2018 separate from the results of the Successor period August 14, 2018 through December 31, 2018. The Successor period includes the reserves of the Bakken Shale Properties as if they had been contributed to the Company on August 14, 2018. Where presented, the Comstock combined results reflect changes in reserves and the standardized measure of oil and gas reserves for the period January 1, 2018 through December 31, 2018 for combined Predecessor and Successor periods. Pro Forma Combined reserves and changes in the standardized measure of oil and gas reserves include the Comstock Combined reserves and the reserves of Covey Park for the period January 1, 2018 through December 31, 2018.

The following unaudited pro forma oil and natural gas reserve information reflects how the oil and natural gas reserves and the standardized measure information of the combined entities may have appeared had the Merger closed as of January 1, 2018, including the impact of Covey Park’s Thunderbird transaction in 2019:

	Crude Oil—MBbls
	Comstock Predecessor(1)	Comstock Successor(2)	Comstock Combined	Covey Park(3)	Pro Forma Combined
Proved Reserves:
Beginning of period/year	7,552	6,050	7,552	253	7,805
Bakken Shale Property Contribution	—	22,944	22,944	—	22,944
Revisions of previous estimates	4	5	9	(6)	3
Extensions and discoveries	5,651	—	5,651	3	5,654
Sale of mineral in place	(6,870)	(4,002)	(10,872)	—	(10,872)
Production	(287)	(1,385)	(1,672)	(37)	(1,709)
End of year	6,050	23,612	23,612	213	23,825
Proved Developed Reserves:
Beginning of year	7,552	6,050	7,552	253	7,805
End of year	403	21,466	21,466	213	21,679
Proved Undeveloped Reserves:
Beginning of year	—	—	—	—	—
End of year	5,647	2,146	2,146	—	2,146

(1)	Period January 1, 2018 through August 13, 2018.
(2)	Period beginning August 14, 2018 through December 31, 2018.
(3)	Includes reserves acquired during the three months ended March 31, 2019 as part of the Thunderbird acquisition which are attributable to wells owned as of December 31, 2018.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

	Natural Gas—MMcf
	Comstock Predecessor(1)	Comstock (Successor)(2)	Comstock Combined	Covey Park(3)	Pro Forma Combined
Proved Reserves:
Beginning of period/year	1,116,956	2,195,273	1,116,956	3,613,025	4,729,981
Bakken Shale Property Contribution	—	51,228	51,228	—	51,228
Revisions of previous estimates	17,778	23,949	41,727	(1,068,527)	(1,026,800)
Extensions and discoveries	950,032	30,126	980,158	545,295	1,525,453
Acquisitions of minerals in place	220,088	33,612	253,700	52,723	306,423
Sale of mineral in place	(54,341)	(6,399)	(60,740)	—	(60,740)
Production	(55,240)	(45,031)	(100,271)	(203,902)	(304,173)
End of year	2,195,273	2,282,758	2,282,758	2,938,614	5,221,372
Proved Developed Reserves:
Beginning of year	436,114	550,198	436,114	887,418	1,323,532
End of year	500,031	583,107	583,107	1,038,387	1,621,494
Proved Undeveloped Reserves:
Beginning of year	680,842	1,645,075	680,842	2,725,607	3,406,449
End of year	1,695,242	1,699,651	1,699,651	1,900,227	3,599,878

(1)	Period January 1, 2018 through August 13, 2018.
(2)	Period beginning August 14, 2018 through December 31, 2018.
(3)	Includes reserves acquired during the three months ended March 31, 2019 as part of the Thunderbird acquisition which are attributable to wells owned as of December 31, 2018.

	As of December 31, 2018
	Comstock (Successor)	Covey Park(1)	Pro Forma Adjustments		Pro Forma Combined
	(in thousands)
Cash Flows Relating to Proved Reserves:
Future Cash Flows	$8,054,092	$8,630,663	$—		$16,684,755
Future Costs:			—
Production	(2,160,912)	(2,426,446)	—		(4,587,358)
Development and Abandonment	(1,800,335)	(1,876,396)	—		(3,676,731)
Future Income Taxes	(622,241)	(11,135)	(897,707	)(2)	(1,531,083)
Future Net Cash Flows	3,470,604	4,316,686	(897,707)		6,889,583
10% Discount Factor	(1,996,764)	(1,965,481)	418,507	(2)	(3,543,738)
Standardized Measure of Discounted Future Net Cash Flows	$1,473,840	$2,351,205	$(479,200	)(2)	$3,345,845

(1)	Includes reserves acquired during the three months ended March 31, 2019 as part of the Thunderbird acquisition which are attributable to wells owned as of December 31, 2018.
(2)	Adjustment for the assumed impact of the Merger including the adjustment of Covey Park’s cash flows to reflect its operations as being subject to corporate federal and state income taxes.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

	Comstock Predecessor(1)	Comstock (Successor)(2)	Comstock Combined	Covey Park(3)	Pro Forma Adjustments		Pro Forma Combined
	(in thousands)
Standardized Measure, Beginning of Period/Year	$881,544	$877,987	$881,544	$2,329,568	$—		$3,211,112
Bakken Shale Property Contribution	—	439,396	439,396	—	—		439,396
Net change in sales price, net of production costs	(61,662)	223,731	162,069	188,231	—		350,300
Development costs incurred during the year which were previously estimated	86,086	112,073	198,159	158,974	—		357,133
Revisions of quantity estimates	19,815	27,090	46,905	(518,135)	—		(471,230)
Accretion of discount	53,413	55,692	109,105	233,682	—		342,787
Changes in future development and abandonment costs	(27,489)	23,139	(4,350)	(62,334)	—		(66,684)
Changes in timing and other	(17,723)	9,434	(8,289)	85,084	—		76,795
Extensions and discoveries	167,986	15,263	183,249	366,101	—		549,350
Acquisitions of minerals in place	72,738	54,143	126,881	48,488	—		175,369
Sales of minerals in place	(124,083)	(42,870)	(166,953)	—	—		(166,953)
Sales, net of production costs	(129,991)	(181,218)	(311,209)	(480,004)	—		(791,213)
Net changes in income taxes	(42,647)	(140,020)	(182,667)	1,550	(479,200	)(4)	(660,317)
Standardized Measure, End of Period/Year	$877,987	$1,473,840	$1,473,840	$2,351,205	$(479,200	)(4)	$3,345,845

(1)	Period January 1, 2018 through August 13, 2018.
(2)	Period beginning August 14, 2018 through December 31, 2018.
(3)

Period January 1, 2018 through December 31, 2018 and also including reserves acquired during the three months ended March 31, 2019 as part of the Thunderbird acquisition which are attributable to wells owned as of December 31, 2018.

(4)	Adjustment for the assumed impact of the Merger including the adjustment of Covey Park’s cash flows to reflect its operations as being subject to corporate federal and state income taxes.